SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                                  APTIMUS, INC.
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                                  APTIMUS, INC.
                       95 South Jackson Street, Suite 300
                            Seattle, Washington 98104
               Telephone: (206) 441-9100 Facsimile: (206) 441-9661

                                                                  April 21, 2003

Dear Shareholder:

     On behalf of Aptimus, Inc. (the "Company"), I cordially invite you to attend the 2003 Annual Meeting of Shareholders (the "Annual Meeting") to be held at 2:00 p.m. on Tuesday, June 10, 2003 at the Company's offices, 657 Mission Street, Suite 200, San Francisco, California 94105.

     At the Annual Meeting, the shareholders will be asked to:

     1. elect four (4) directors to the Company's Board of Directors (the "Board"); and

     2. ratify the Company's selection of Moss Adams LLP as the Company's independent accountants for the fiscal year ending December 31, 2003.

     More information regarding the business to be conducted at the Annual Meeting is included in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. The Board unanimously recommends that shareholders vote "FOR" these two proposals.

     Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope that you will have your shares represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

     On behalf of the Board, I would like to express our appreciation for your support of the Company. We look forward to seeing you at the meeting.

                                 Sincerely,

                                 /S/ Timothy C. Choate
                                 Timothy C. Choate
                                 Chairman, President and Chief Executive Officer

                                  APTIMUS, INC.
                       95 South Jackson Street, Suite 300
                            Seattle, Washington 98104

                                  ------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY, JUNE 10, 2003

                                  ------------

To The Shareholders of Aptimus, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Aptimus, Inc., a Washington corporation (the "Company"), will be held on Tuesday, June 10, 2003 at 2:00 p.m. local time, at the Company's offices located at 657 Mission Street, Suite 200, San Francisco, California 94105 for the following purposes, which are more fully described in the accompanying Proxy Statement:

     1. To elect four (4) directors to the Company's Board of Directors to serve until the 2004 Annual Meeting of Shareholders or until their earlier retirement, resignation or removal, and the appointment or election of their successors, if any, as the case may be;

     2. To ratify the Company's selection of Moss Adams LLP as the Company's independent accountants for the fiscal year ending December 31, 2003; and

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only holders of record of the Company's common stock at the close of business on April 18, 2003 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. A list of shareholders as of that date will be available at the meeting and for ten (10) days prior to the meeting at the Company's principal executive offices located at 95 South Jackson Street, Suite 300, Seattle, Washington 98104.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 /S/ Timothy C. Choate
                                 Timothy C. Choate
                                 Chairman, President and Chief Executive Officer

Seattle, Washington
April 21, 2003

                             Your vote is important!

     All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, we urge you to complete, sign, date and return the enclosed proxy as promptly as possible to ensure your representation at the meeting. A postage-prepaid envelope is also enclosed for that purpose. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

     The proxy statement that accompanies this Notice of Annual Meeting of Shareholders contains material information regarding the matters to be considered at the Annual Meeting, and should be read in conjunction with this Notice.

                                  APTIMUS, INC.
                       95 South Jackson Street, Suite 300
                            Seattle, Washington 98104

                                  ------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY, JUNE 10, 2003

                                  ------------

                ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

General

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Aptimus, Inc., a Washington corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 2:00 p.m. local time on Tuesday, June 10, 2003 at the Company's offices located at 657 Mission Street, Suite 200, San Francisco, California 94105 and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, a proxy card and the Annual Report of the Company, which includes financial statements for its fiscal year ended December 31, 2002, are being sent to all shareholders of record as of the close of business on April 18, 2003 on or about April 30, 2003. Although the Annual Report and this Proxy Statement are being mailed together, the Annual Report is not part of this Proxy Statement.

Quorum and Voting Rights

     At the close of business on April 18, 2003, there were 4,220,933 shares of common stock, no par value (the "Common Stock"), of the Company issued and outstanding. There are no other classes of voting stock of the Company issued and outstanding. Only holders of record of the shares of Common Stock outstanding at such time will be entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. The presence at the meeting of at least a majority of such shares, either in person or by proxy, shall constitute a quorum for the transaction of business. Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so, whether or not they choose to attend the meeting in person. If a quorum is not present or represented at the Annual Meeting, the shareholders present at the Annual Meeting or represented by proxy have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present or represented. At any such adjournment of the Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Annual Meeting.

     If you are a shareholder of record, you may vote by using the proxy card enclosed with this Proxy Statement. When your proxy card is returned properly signed, the shares represented will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. The proposals are identified by number and a general description on the proxy card. Please review the voting instructions on the proxy card and read the text of the proposals and the position of the Board in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendations of the Board on that proposal. For the reasons stated in more detail later in the Proxy Statement, the Board recommends a vote (i) "FOR" the individuals nominated to serve as directors; and
(ii) "FOR" the ratification of the company's selection of Moss Adams LLP as the Company's accountants for the fiscal year ending December 31, 2003.

     It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If any other matters are properly presented for action, however, the proxies named on the proxy card will be authorized by your proxy to vote on those other matters in their discretion.

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

     On each matter properly brought before the meeting, shareholders of record will be entitled to one vote for each share of Common Stock held. Shareholders do not have the right to cumulate their votes in the election of directors. Under Washington law and the Company's Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, if a quorum exists at the meeting: (i) the nominees for directors who receive the greatest number of votes cast in the election of directors will be elected; and (ii) the ratification of the Company's selection of Moss Adams LLP as the Company's independent accountants for the fiscal year ending December 31, 2003 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

     Shareholders may abstain from voting for the nominees for director and in an uncontested election of directors, any action other than a vote for a nominee will have no effect, assuming the presence of a quorum. Abstention from voting on the proposal to ratify the selection of Moss Adams LLP as the independent accountants will have no effect, as approval of this proposal is based solely on the number of votes actually cast.

     Brokerage firms and other intermediaries holding shares of Common Stock in street names for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, brokerage firms and other intermediaries will generally have discretion to vote their customers' shares in the election of directors. The failure of a brokerage firm or other intermediary to vote its customers' shares on the proposal for the election of directors or ratification of independent accountants will have no effect on any proposal as approval of each proposal is based solely on the number of votes actually cast.

Revocability of Proxies

     If you execute a proxy, you may revoke it by taking one of the following three actions: (i) by giving written notice of the revocation to the Secretary of the Company at its principal executive offices prior to the commencement of shareholder voting at the Annual Meeting on Tuesday, June 10, 2003; (ii) by executing a proxy with a later date and delivering it to the Secretary of the Company at its principal executive offices prior to the commencement of shareholder voting at the Annual Meeting on Tuesday, June 10, 2003; or (iii) by personally attending and voting at the meeting.

Solicitation Of Proxies

     The Company will bear the expense of preparing, printing and distributing proxy materials to its shareholders. The Company has incurred minimal costs related to this proxy solicitation to date, but anticipates it will incur approximately $15,000 in the future related to the proxy preparation, distribution and collection process. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies on behalf of the Board in person or by telephone. The Company will reimburse brokerage firms and other intermediaries for their expenses in forwarding proxy materials to beneficial owners of the Common Stock.

Shareholder Proposals for 2004 Annual Meeting

     Proposals of eligible shareholders of the Company that are intended to be presented by such shareholders at the Company's 2004 Annual Meeting of Shareholders (the "2004 Annual Meeting") and that shareholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Secretary of the Company, at the Company's principal executive officers, no later than December 31, 2003 which is 120 calendar days prior to the anniversary of this year's mail date, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

     To qualify as an "eligible" shareholder, a shareholder must have been a record or beneficial owner of at least one percent (1%) of the Company's outstanding Common Stock, or shares of Common Stock having a market value of at least $2,000, for a period of at least one (1) year prior to submitting the proposal, and the shareholder must continue to hold the shares through the date on which the meeting is held.

     Securities and Exchange Commission (the "SEC") rules establish a deadline for submission of shareholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the 2004 Annual Meeting is January 30,

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

2004 (90 calendar days prior to the anniversary for the mailing date of this proxy statement). If a shareholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the 2004 Annual Meeting.

     The Company has not been notified by any shareholder of his or her intent to present a shareholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The directors to be elected at the Annual Meeting will serve on the Board until the 2004 Annual Meeting of Shareholders or until their earlier retirement, resignation or removal and the election of their successors, if any. Timothy C. Choate, Robert W. Wrubel, John B. Balousek, and Eric Helgeland who constitute the four (4) current directors of the Company, have all been nominated by the Board for election at the Annual Meeting. The accompanying proxy will be voted for these nominees, except where you indicate otherwise or authority to so vote is withheld. Should any of these individuals be unable to serve, the proxy will be voted for such person(s) as is designated by the Board.

Nominees for Director

Timothy C. Choate                                                         Age 38

     With more than 16 years of management experience in the Internet and computer industries, Aptimus Founder Timothy C. Choate is a renowned industry expert in online direct marketing and an eCommerce pioneer. He has been chairman, president and CEO of Aptimus since 1998. Prior to Joining Aptimus, Mr. Choate served as a vice president of Micro Warehouse. In 1994, he co-founded Online Interactive, Inc., the former parent company of Aptimus, and was its chairman, president and CEO until June 1997. Before 1994, Mr. Choate was president of Softdisk Publishing LLC, a software publishing company. His experience includes working as senior marketing manager at Prodigy, an Internet access and content provider; and developing and launching the New Products Division for Business Week, a division of the McGraw-Hill Companies, Inc. Mr. Choate serves on the boards of directors of Digital River, Inc. (NASDAQ:DRIV), a leading e-commerce services provider; Laplink, Inc., an internet file transfer company; and the Julia Morgan Center for the Arts, a center for arts performance and education programs. Mr. Choate earned a Bachelor of Science in economics, with a concentration in marketing and entrepreneurial management, from the Wharton School of Business at the University of Pennsylvania.

John B. Balousek                                                          Age 56

     John B. Balousek has served as a director since February 1999. In 1998 Mr. Balousek co-founded PhotoAlley.com, an online retailer of photographic equipment, supplies and services. From 1979 to 1997, Mr. Balousek served in various positions, including President and Chief Operating Officer and Director of Foote, Cone & Belding Communications, Inc., a global advertising and communications company. In 1996, Mr. Balousek served as Chairman and Chief Executive Officer of True North Technologies, a digital and interactive service of True North Communications, Foote, Cone & Belding's parent company. Mr. Balousek currently serves as a director for Geoworks Corporation, a provider of end-to-end solutions for the wireless communications market; Emcirq Corporation, a privately held company focusing on electronic data marketing; and EDB Holdings, Inc., a superoptical retailing company. Mr. Balousek also serves as a director for Micron Electronics and Magnifi.com. Mr. Balousek holds a Bachelor of Arts degree in Journalism from Creighton University and a graduate degree from Northwestern University.

Robert W. Wrubel                                                          Age 42

     Robert W. Wrubel has served as a director since November 2001. Mr. Wrubel is currently the founder and Chairman of Whole Body, Inc., a start up company that began operations in August 2002. From June 2001 to July 2002, Mr. Wrubel was an Entrepreneur-in-residence at Highland Capital Partners, a venture capital firm, where he identified new venture investments and developed start-up ideas into viable business opportunities. Prior to that Mr. Wrubel was with Ask Jeeves, Inc. from May 1998 to May 2001, where he served as Chief Executive Officer, President and Vice President of Market Development. While at Ask Jeeves, Mr. Wrubel grew the company from a 15-employee technology start-up to a public software and services company of 425 employees. Mr. Wrubel built the Ask Jeeves web site into one of the top twenty most visited sites on the Internet and developed its Business Solutions Group into a leading provider of customized natural language services for major corporate clients, including Dell Computers, Datek, Radio Shack, Ford Motor Co, Chrysler and British Telecommunications. From 1993 to 1998, Mr. Wrubel served in various positions, including Chief Operating Officer and Vice President of Product Development for Knowledge Adventure, Inc., a leading educational software company. Prior to that, Mr. Wrubel worked as a managing editor of Financial World Magazine and was the founding publisher and editor of High Tech Tomorrow. Mr. Wrubel holds a Bachelor of Arts in History and Economics from Yale University.

Eric Helgeland                                                            Age 44

     Eric Helgeland has served as a director since November 2002. Mr. Helgeland currently serves as a project manager with Treasury Strategies, Inc., a position he has held since 2000, where he provides marketing, business development and M&A consulting services to a variety of public and private companies. From 1998 to 2000, Mr. Helgeland served as Vice President of Business Development for Fingerhut, managing and directing new customer acquisition efforts and M&A activities for the Federated Department Stores subsidiary. From 1995 to 1998, Mr. Helgeland served as President and CEO of Intersect, Inc. and later, Tactician Consulting, companies engaged in marketing and distribution planning and software development. Mr. Helgeland began his career in managerial positions with First Chicago, Household International and National Westminster Bank. Mr. Helgeland holds a Bachelor of Arts degree in Economics from Northwestern University.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL THE NOMINEES NAMED IN PROPOSAL 1.

                               BOARD OF DIRECTORS

     The business of the Company is managed under the direction of the Board. The Company has determined that the Board shall be composed of four directors. Each director is elected for a period of one (1) year at the annual meeting of shareholders and serves until the next annual meeting or until his or her earlier retirement, resignation or removal and the election of their successors, if any. Proxies may not be voted for a greater number of persons than the number of nominees named. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved in operating details on a day-to-day basis.

     During the fiscal year ended December 31, 2002, the Board consisted of the following individuals: Timothy C. Choate, John B. Balousek, Robert W. Wrubel, Eric Helgeland, John Ballantine, Richard C. Gallagher and William H. Fritsch. Mr. Gallagher was appointed to a vacant seat on the Board in March 2002. Mr. Helgeland was appointed to a vacant seat on the Board in November 2002. Mr. Ballantine resigned from the Board in March 2002. Mr. Fritsch was not a nominee and did not stand for election as a director at the 2002 Annual Meeting of Shareholders. Mr. Gallagher resigned from the Board in November 2002. Neither Messrs. Ballantine nor Gallagher resigned from the Board because of a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

     In order for a shareholder to nominate one or more candidates for election as a director at an annual meeting of shareholders, the shareholder must give timely notice of the proposal to nominate such candidate(s) in writing to the Secretary of the Company not less than 90 days prior to the anniversary date of the prior year's Annual Meeting of Shareholders.

Meetings of the Board

     The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The full Board met six (6) times during the

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

Company's fiscal year ended December 31, 2002, and additionally took action by unanimous written consent on five (5) occasions. No incumbent member attended fewer than 83% of the total number of meetings of the Board and of any Board committees of which he was a member during that fiscal year.

Compensation of Directors

     Directors of the Company do not receive cash compensation for their services as directors or members of committees of the Board, but are reimbursed for their reasonable expenses incurred in attending Board or Committee meetings.

     The Company's 2001 Stock Plan, as amended (the "Stock Plan"), permits the grant of restricted shares of our Common Stock and options for the purchase of shares of our Common Stock to, among others, directors of the Company. In accordance with the Stock Plan, the following grants were made in 2002: Tim Choate received a grant of 200,000 shares in January 2002; Robert Wrubel received a grant of 50,000 shares in January 2002; Richard Gallagher received a grant of 50,000 shares in March 2002; and Eric Helgeland received a grant of 50,000 shares in October 2002.

Committees of the Board

     Permanent committees of the Board in 2002 consisted of an Audit Committee and a Compensation Committee. The Audit Committee, which was composed of Messrs. Ballantine, Fritch, Balousek, Gallagher, Wrubel and Helgeland, met four (4) times during the fiscal year ended December 31, 2002. The Compensation Committee, which was composed of Messrs. Ballantine, Balousek, and Wrubel, did not meet during the fiscal year ended December 31, 2002. Instead, the full Board performed the duties otherwise delegated to the Compensation Committee during such year.

Report of the Audit Committee

     The Audit Committee of the Board (the "Audit Committee") assists the Board in executing its responsibilities pursuant to a written charter. The Audit Committee is responsible for, among other things, monitoring the integrity and adequacy of the Company's financial information, control systems, and reporting practices and for recommending to the Board for ratification by the shareholders of the Audit Committee's selection of independent auditors for the Company.

     The Audit Committee is composed of three (3) non-employee members, each of whom is independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Company's independent accountants, Moss Adams LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

     On December 17, 2001, Aptimus, Inc. filed an 8-K reflecting a Change in Registrant's Certifying Accountants. Effective December 10, 2001, the Company dismissed its independent accountant, PricewaterhouseCoopers LLP ("PWC") and engaged Moss Adams LLP ("Moss Adams") to be the Company's new independent accountant. The dismissal of PWC and appointment of Moss Adams was unanimously approved by the Company's Board of Directors upon the recommendation of the Audit Committee of the Board of Directors. As the predecessor auditor, PWC was required to be engaged by the company, for the 2001 and 2002 audit years, to specifically review the prior years, 2000 and 2001, financial information that they audited which was included in the 2001 and 2002 10K.

     The Audit Committee has reviewed and discussed the audited financial statements with the Company's management. The Audit Committee has discussed with Moss Adams certain matters required under Statement on Auditing Standard No. 61 and has received written disclosures and the letter required by Independent Standards Board Standard No. 1 from the outside auditors and has discussed with them their independence.

     Audit Fees: The aggregate fees billed by both PWC and Moss Adams for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2002, and for review of the financial statements included in each of the Company's Form 10-Q are $72,361.

     Financial Information Systems Designs and Implementation Fees: PWC and Moss Adams did not bill for any professional services for financial information systems design or implementation as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for the fiscal year ended December 31, 2002.

     All Other Fees: Aggregate fees billed for all other services rendered by Moss Adams, other than the services covered in the two previous paragraphs, for the fiscal year ended December 31, 2002 are $26,425.

     The Audit Committee has considered whether the services provided by Moss Adams are compatible with maintaining the independence of Moss Adams and has concluded that the independence of Moss Adams is maintained and is not compromised by the services provided.

     Based on the review and discussion referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the SEC.

Respectfully submitted,                       AUDIT COMMITTEE

April 21, 2003                                John P. Balousek
                                              Eric Helgeland
                                              Robert W. Wrubel

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

Ownership Information

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of its Common Stock as of March 14, 2003, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, (ii) each director of the Company, (iii) each of the Company's four most highly compensated executive officers, and (iv) all directors and officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                                 Number of Shares     % of Total Shares
Directors, Named Executive Officers and 5% Shareholders (1)   Beneficially Owned (2)      Owned (3)
-----------------------------------------------------------   ----------------------  -----------------
Timothy C. Choate (4) .....................................         1,616,153               36.89%
John B. Balousek (5) ......................................            35,250                   *
Robert W. Wrubel (6) ......................................            31,250                   *
Eric Helgeland (7) ........................................            13,501                   *
David H. Davis (8) ........................................           141,108                3.24%
John A. Wade (9) ..........................................           231,280                5.20%
Frank Yien (10) ...........................................            71,978                1.68%
Christopher Redlitz (11) ..................................            38,162                   *
All directors and executive officers as a group
 (8 persons) (12) .........................................         2,178,682               44.29%


------------

* Represents beneficial ownership of less than one percent (1%) of the Common Stock.

(1) Unless otherwise indicated, the address of each beneficial owner is that of the Company.

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

(2) Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common Stock subject to options currently exercisable, or exercisable within 60 days after March 14, 2003, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership for any other person.

(3) Based upon an aggregate of 4,220,933 shares of the Company's Common Stock issued and outstanding as of March 14, 2003.

(4) Represents 1,155,003 shares held by Mr. Choate directly, 301,000 shares held by trusts established for Mr. Choate's children, and 160,150 shares that Mr. Choate has a right to acquire pursuant to options exercisable within 60 days of March 14, 2003.

(5) Represents 35,250 shares that Mr. Balousek has a right to acquire pursuant to options exercisable within 60 days of March 14, 2003.

(6) Represents 31,250 shares that Mr. Wrubel has a right to acquire pursuant to options exercisable within 60 days of March 14, 2003.

(7) Represents 1,001 shares held by Mr. Helgeland directly and 12,500 shares that Mr. Helgeland has a right to acquire pursuant to options exercisable within 60 days of March 14, 2003.

(8) Represents 5,900 shares held by Mr. Davis directly and 135,208 shares that Mr. Davis has a right to acquire pursuant to options exercisable within 60 days of March 14, 2003.

(9) Represents 5,900 shares held by Mr. Wade directly and 225,380 shares that Mr. Wade has a right to acquire pursuant to options exercisable within 60 days of March 14, 2003.

(10) Represents 5,900 shares held by Mr. Yien directly and 66,078 shares that Mr. Yien has a right to acquire pursuant to options exercisable within 60 days of March 14, 2003.

(11) Represents 5,682 shares held by Mr. Redlitz directly and 32,480 shares that Mr. Redlitz has a right to acquire pursuant to options exercisable within 60 days of March 14, 2003.

(12) Represents 1,480,386 shares held by all the current directors and executive officers and 698,296 shares current directors and executive officers have a right to acquire pursuant to options exercisable within 60 days of March 14, 2003.

Securities Authorized for Issuance under Equity Compensation Plans [SEE S-K 201(d)]

     The following table sets forth the number of securities issuable under our equity compensation plans and indicates whether or not the plan received shareholder approval:

                                                       A                        B                         C
                                                                                            Number of securities
                                                                                           remaining available for
                                                                                            future issuance under
                                            Number of securities     Weighted-average        equity compensation
                                             to be issued upon      exercise price of         plans (excluding
                                            exercise of options,   outstanding options,     securities reflected
Plan Category                               warrants and rights    warrants and rights         in Column A)
-----------------------------------------   --------------------   --------------------   ------------------------
Equity compensation plans approved by
 security holders .......................      1,441,407                 $ 0.99                   4,007,613*
Equity compensation plans not approved by
 security holders .......................              0                     --                           0
                                               ---------                 ------                   ---------
 Total ..................................      1,441,407                 $ 0.99                   4,007,613
                                               =========                 ======                   =========


------------

* Includes 1,964,364 shares of common stock subject to the 2000 Employee Stock Purchase Plan

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, file initial reports of ownership and reports of changes of ownership with the SEC. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all such reports they file.

     Based solely on its review of the copies of such reports received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the applicable reporting requirements under
Section 16(a) of the Exchange Act, the Company believes that, with respect to its fiscal year ended December 31, 2002 all of the Company's officers and directors, and all of the persons known to the Company to own more than ten percent (10%) of the Common Stock, complied with all such reporting requirements.

Compensation Committee Interlocks and Insider Participation

     The Company's Compensation Committee is currently composed of Messrs. Balousek and Wrubel. No member of the Compensation Committee is an officer or employee of the Company. The Compensation Committee, however, did not meet during the fiscal year ended December 31, 2002, and the Board performed the duties otherwise performed by the Compensation Committee. Timothy C. Choate, the Company's Chief Executive Officer and President participated, during the fiscal year ended December 31, 2002, in all deliberations of the Board regarding executive officer compensation, except the deliberations held in January 2002 in respect to the salary increase and stock grant awarded to Mr. Choate in such month.

     No executive officer of the Company serves as a member of the Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board. In addition, no interlocking relationship exists between any member of the Company's Board and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

     The Company has entered into indemnification agreements with each of its directors and certain of its officers containing provisions that may require it, among other things, to indemnify its directors and such officers against liabilities that may arise by reason of their status or service as directors and such officers, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     In addition, the Company has entered into Change in Control Agreements with certain of its officers that may require it to pay severance and accelerate vesting of any unvested option grants in the event the officer's employment is terminated as a consequence of a change of control of the Company, which is defined as the sale of substantially all of the Company's assets, the third-party acquisition of in excess of 50% of the Company's voting securities, a reduction in force mandated as a prior condition to the sale or merger of the Company, or the voluntary or involuntary winding up and liquidation of the Company.

                            COMPENSATION AND BENEFITS

Executive Officer Compensation

     The following table sets forth the compensation paid to the Company's Chief Executive Officer and four most highly compensated executive officers for the years ended December 31, 2000, 2001 and 2002.

                           Summary Compensation Table

                                                                   Long-Term Compensation
                                                                   Securities Underlying
                                                                  -------------------------
                                          Annual Compensation
                                          -------------------                 Restricted
Name and Principal Position                Salary     Bonus      Options        Stock
---------------------------               --------   -------     --------   --------------
Timothy C. Choate ..............  2002    $176,250   $     0     200,000
 Chairman, President and Chief    2001     150,000         0                  100,000 (1)
 Executive Officer                2000     150,000    37,500
John A. Wade ...................  2002    $152,500   $     0
 Vice President, Finance and      2001     135,000         0     150,000       30,000 (1)
 Chief Financial Officer          2000     100,000    25,000      20,000
Frank Yien .....................  2002    $157,060   $     0      12,500
 Senior Vice President and        2001     160,000    15,000     125,000
 General Manager
David H. Davis .................  2002    $136,790   $     0      12,500
 Secretary and General Counsel    2001     138,125         0     125,000       30,000 (1)
                                  2000     122,445     8,534      30,000
Christopher Redlitz ............  2002    $ 61,300   $     0     140,000
 Senior Vice President, Sales &
 Business Development


------------

(1) Reflects a restricted stock grant under the Company's 2001 Stock Plan. The restricted stock was sold in the Company's issuer tender offer that closed in November 2001.

Option Grants in Last Fiscal Year

     The following table sets forth certain information regarding stock option grants to the Company's Chief Executive Officer and four most highly compensated executive officers during the year ended December 31, 2002. The potential realizable value is calculated based on the assumption that the Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of its term. These numbers are calculated based on SEC requirements and do not reflect the Company's projection or estimate of future stock price growth. Potential realizable values are computed by:

     o multiplying the number of shares of Common Stock subject to a given option by the exercise price;

     o assuming that the aggregate stock value derived from that calculation compounds at the annual five percent (5%) or ten percent (10%) rate shown in the table for the entire ten-year term of the option; and

     o    subtracting from that result the aggregate option exercise price.

                              Option Grants in 2002

                                                 Individual Grants
                                ----------------------------------------------------
                                               % Of Total                              Potential Realizable Value
                                 Number Of      Options                                At Assumed Annual Rates
                                Securities     Granted To                              of Stock Price Appreciation
                                Underlying    Employees In    Exercise                     For Option Term
                                 Options      Fiscal Year      Price       Expiration  ---------------------------
Name                             Granted          (1)        (Per Share)      Date         5%              10%
----                            ----------    ------------   -----------   ----------  -----------     -----------
Timothy C. Choate ...........   200,000 (2)      26.5%         0.50 (3)     01/15/12      62,889          159,374
Frank Yien ..................    12,500 (4)       1.7%         0.50 (3)     01/15/12       3,931            9,961
David H. Davis ..............    12,500 (4)       1.7%         0.50 (3)     01/15/12       3,931            9,961
Christopher Redlitz .........    40,000 (5)       5.3%         0.81 (3)      7/23/12      20,376           51,637
Christopher Redlitz .........   100,000 (5)      13.3%         0.54 (3)     10/30/12      33,960           86,062


------------

(1) During 2002, options to purchase stock and grants of restricted stock collectively totaling 754,500 shares were issued to employees.

(2) Represents options vesting according to the following schedule: three-year term; twelve month vesting credit; quarterly vesting.

(3) The exercise price per share was equal to the fair market value of the Common Stock on the date of grant as reported by the Nasdaq National Market or Nasdaq SmallCap Market, as the case may be.

(4) Represents options vesting according to the following schedule: four-year term; 20% at 12 months; then quarterly for three years.

(5) Represents options vesting according to the following schedule: three-year term; 6 month cliff; then balance quarterly.

Option Exercises and Fiscal Year-End Values

     The following table sets forth for the Company's Chief Executive Officer and four most highly compensated executive officers the number of shares acquired upon exercise of stock options during the year ended December 31, 2002 and the number of shares subject to exercisable and unexercisable stock options held at December 31, 2002.

                       Aggregated Option Exercises in 2002
                           and Year-End Option Values

                                                            Number Of Securities
                                                           Underlying Unexercised         Value of Unexercised
                                                                 Options At             In-The-Money Options At
                                   Shares                    December 31, 2002           December 31, 2002 (1)
                                Acquired On     Value    --------------------------   --------------------------
Name                              Exercise    Realized   Exercisable  Unexercisable   Exercisable  Unexercisable
----                           ------------   --------   -----------  -------------   -----------  -------------
Timothy C. Choate ...........      --            --        118,200         83,800        $16,268       $11,732
David H Davis ...............      --            --        101,730         53,270         14,110         7,140
John A. Wade ................      --            --        191,640         58,360         25,896        13,104
Frank Yien ..................      --            --         39,375         15,625         10,238         4,063
Christopher Redlitz .........      --            --             --        140,000             --        14,000


------------

(1) The value of unexercised in-the-money options at December 31, 2002 is based on $0.64 per share, the closing price of the Common Stock at such time, less the exercise price per share.

Executive Officers and Key Employees of the Company

     The following table sets forth certain information, as of March 14, 2003, regarding the executive officers and key employees of the Company:

Name                           Age   Position
----------------------------   ---   ---------
Timothy C. Choate ..........   37    Chairman, Chief Executive Officer, President and a Director
David H. Davis .............   44    General Counsel and Secretary
John A. Wade ...............   40    Chief Financial Officer
Chris Redlitz ..............   47    Executive Vice President, Sales and Business Development
Frank Yien .................   42    Senior Vice President and General Manager


     Timothy C. Choate has served as Chairman, President and Chief Executive Officer since March 1998. Prior to March 1998, Mr. Choate served as a Vice President of Micro Warehouse from July 1997 to March 1998. In 1994, Mr. Choate co-founded Online Interactive, Inc., the former parent company of the Company, and served as its Chairman, President and Chief Executive Officer until June 1997. Prior to 1994, Mr. Choate also served as President of Softdisk Publishing LLC, a software publishing company, and the Senior Marketing Manager of Prodigy, an Internet access and content provider. Mr. Choate currently serves as a director of Digital River, Inc., a provider of eCommerce outsourcing solutions, and Laplink, Inc., a software publishing company. Mr. Choate earned a Bachelor of Science in economics, with a concentration in marketing and entrepreneurial management, from the Wharton School of Business at the University of Pennsylvania.

     David H. Davis has served as General Counsel and Corporate Secretary since January 2000. Prior to January 2000, Mr. Davis served as General Counsel and Corporate Secretary for Ride, Inc. from August 1996 to December 1999 and for Egghead, Inc. from September 1994 to August 1996. Prior to September 1994, Mr. Davis worked as an attorney for the Seattle-based law firms of Lane Powell Spears Lubersky and Stanislaw Ashbaugh. Mr. Davis holds a Bachelor of Arts degree in history from Whitman College and a Juris Doctor degree from the University of Oregon School of Law.

     John A. Wade has been Chief Financial Officer since May 1998. Prior to joining Aptimus, Mr. Wade served as the CFO and COO for Buzz Oates Enterprises, a real estate development company, from November 1992 to May 1998. Prior to November 1992, Mr. Wade also worked as the Controller for A&A Properties, Inc., an asset management corporation and as an auditor and taxation specialist at McGladrey and Pullen, an international accounting firm. Mr. Wade holds a Bachelor of Science degree in business administration with a concentration in accounting from the San Diego State University School of Business.

     Frank Yien has served as Aptimus' Senior Vice President and General Manager since February 2001. He was originally hired at Aptimus as Vice President and General Manager, Networks, in December 2000. From March 1998 to November 2000, Mr. Yien served as Vice President and General Manager at XMarkstheSpot Inc. Mr. Yien was employed as Group Product Manager of International Server Products at Netscape Communications from May 1996 to January 1998. Prior to Netscape, Mr. Yien was Director of Support Services at Optum Software from May 1995 to May 1996. Mr. Yien also has held management and engineering positions at Sybase Inc., GO Corporation, Sun Microsystems, and Xerox Corporation. Mr. Yien holds a Bachelor of Arts degree in computer science and an MBA, both from the University of California at Berkeley.

     Chris Redlitz has served as Aptimus' Senior Vice President of Sales and Business Development since August 2002. Prior to joining Aptimus, Mr. Redlitz served as Vice President of Sales for GetRelevant, Inc. In 1997, Mr. Redlitz co-founded and served as CEO of Adauction, Inc., creator of the first automated RFP for advertising. Before co-founding Adauction, Mr. Redlitz was Senior Vice President of Sales for H.O.T. Coupons, the online coupon service division of Money Mailer, Inc, where he was employed from 1995 to 1997. Prior to that, Mr. Redlitz spent ten years in sales and marketing management with Reebok USA. In 2000, Advertising Age recognized Mr. Redlitz with the i20 Award as one of the most influential people in interactive media. Mr. Redlitz holds a Bachelor of Science in Business Administration from San Diego Sate University.

     The executive officers serve at the discretion of the Board. None of the Company's directors or executive officers are parties to any arrangement or understanding with any other person pursuant to which said individual was elected as a director or officer of the Company. There are no family relationships among any of the directors and executive officers of the Company.

Salary Reduction

     From October 1, 2002 through February 28, 2003, each of the executive officers of the Company received a 20% reduction in his base salary compensation from levels in effect as of September 30, 2002. Each officer's base salary was returned to its pre-reduction level as of March 1, 2003. As part of the salary reduction, each affected officer was granted a fully vested stock option at the conclusion of each calendar quarter in which the salary reduction was in effect for that number of shares of the Company's common stock equal to the total dollar value of the principal amount (to the nearest whole dollar) of the officer's reduced compensation in that quarter. For example, if an officer's salary was reduced by $2,000 in the fourth quarter of 2002, he received a stock option grant for 2,000 shares of the Company's common stock at the conclusion of the quarter. To be eligible to receive an option grant, the officer had to be employed by the Company as of the end of the quarter in question.

Report on Executive Compensation

     The Compensation Committee of the Board (the "Committee") is responsible for recommending to the Board compensation for the Company's executive officers, and for reviewing and approving compensation recommendations made by the Chief Executive Officer for the other officers and key employees. The Committee is also responsible for administering all of the Company's compensation programs.

     The Compensation Committee, which was composed of Messrs. Balousek and Wrubel, did not meet during the fiscal year ended December 31, 2002. Instead, except for one executive session when Mr. Choate recused himself wherein adjustments to Mr. Choate's annual base salary and stock option grant were considered, the full Board performed the duties otherwise performed by the Compensation Committee during the fiscal year ended December 31, 2002.

     In determining the base salary for a particular executive within the salary range for his or her position, the Committee initially takes into account the salary necessary to encourage the executive to join the Company in lieu of pursuing other employment opportunities. In later years, the Committee considers the amount budgeted for salary increases and the executive's success in achieving the performance objectives established for such executive.

     In November 2001, the Company revised its previously adopted stock option program whereby Company executives and employees are granted on option to purchase a number of the Company's Common Stock within a predetermined range on the date of hire. The revisions to the predetermined range were made to accommodate a reduction in the total number of issued and outstanding shares of the Company's Common Stock as a consequence of the Company's successful issuer tender offer. In years following the employee's hiring, the Committee considers individual and departmental performance objectives in granting additional options to individual employees. The option program is one element of a three-pronged compensation strategy developed by the Company to compensate its employees, including its senior executives. The remaining elements of this plan are base salary and a bonus based on the Company's and/or the individual employee's performance. The Committee believes this compensation strategy closely aligns the interests of executives and other key employees to that of the Company and its shareholders, and also serves to attract and retain high quality employees. In an effort to preserve the Company's cash resources, there were no cash bonuses awarded in 2002 and, except as noted below, salary increases, if any, were limited to cost of living only.

     The compensation of the Chief Executive Officer is determined under the same policies and criteria as the compensation of the other executive officers, which criteria may include, but are not limited to, whether individual and departmental performance objectives have been met, the overall performance of the company, the performance of the industry, generally, and how the compensation package of a specific manager compares to compensation paid to similarly situated executives in the regional technology industry. Mr. Choate did not receive any salary increase or stock option grants in 2000 and 2001. In 2001, in recognition of Mr. Choate's efforts since assuming leadership of the Company and as an incentive to Mr. Choate to continue such efforts in the future, Mr. Choate received a grant of 100,000 shares of restricted common stock. In addition and for the same reasons, in January 2002,

Mr. Choate received an increase in his annual base salary from $150,000 to $185,000 and was granted an option to purchase 200,000 shares of the Company's common stock.

     Under the Omnibus Budget Reconciliation Act of 1993, the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly compensated executive officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes no compensation paid by the Company during 2003 will exceed the $1 million limitation.

Respectfully submitted,                       THE BOARD OF DIRECTORS

April 21, 2003                                Timothy C. Choate
                                              John B. Balousek
                                              Robert W. Wrubel
                                              Eric Helgeland

Performance Graph

     The following chart presents a comparison of the cumulative total return to shareholders since the date of the Company's initial public offering (September 27, 1999) of the Company's Common Stock, the Nasdaq Composite Index, and the Inter@ctive Week Internet Index. The graph assumes an initial investment of $100 and reinvestment of all dividends, if any. The stock performance shown on the graph below is not necessarily indicative of future price performance.

  [THE FOLLOWING DATA WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                                            September 27,   December 31,  December 31,  December 31,  December 31,
                                                1999            1999         2000           2001          2002
                                            -------------   ------------  ------------  ------------  ------------
Aptimus, Inc. Common Stock ..............     $100.00         $400.00       $ 6.25         $18.75        $ 5.33
Nasdaq Composite Index ..................     $100.00         $147.35       $89.46         $70.62        $48.36
Inter@ctive Week Internet Index .........     $100.00         $180.78       $88.16         $46.01        $26.17
TheStreet.com Internet Index ............     $ 00.00         $182.87       $47.62         $30.56        $13.57


             PROPOSAL 2 -- RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Company has selected Moss Adams LLP as its independent accountants for the fiscal year ending December 31, 2003. Representatives of Moss Adams LLP are expected to be present at the annual meeting and have the opportunity to make a statement if they so desire and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF MOSS ADAMS LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

                                 OTHER BUSINESS

     The Board does not intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting of Shareholders. If any other business is properly presented at the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

     IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY AND THAT YOUR SHARES ARE REPRESENTED. SHAREHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /S/ Timothy C. Choate
                                        Timothy C. Choate
                                        Chairman, President and Chief Executive
                                        Officer

April 21, 2003
Seattle, Washington

--------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE      Please           |_|
MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.      Mark Here
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR       for Address
PROPOSALS 1 and 2.                                          Change or
                                                            Comments
                                                            SEE REVERSE SIDE

1. Election of Directors

Nominees: 01 Timothy C. Choate,      02 John B. Balousek,
          03 Robert W. Wrubel and    04 Eric Helgeland

    FOR all nominees          WITHHOLD AUTHORITY
listed (except as marked        to vote for all
    to the contrary)            nominees listed
           |_|                        |_|

(Instruction: To withhold authority to vote for any nominee, write that nominee's name on the line below.)

________________________________________________________

2. Ratification of the company's selection of Moss      FOR   AGAINST    ABSTAIN
   Adams LLP as the Company's independent accountants.  |_|     |_|        |_|

3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 21, 2003.

Dated:____________________________________________________________________, 2003


________________________________________________________________________________
                                    Signature

________________________________________________________________________________
                            Signature if held jointly

________________________________________________________________________________
                                (Printed name(s))

________________________________________________________________________________
                    (Representative capacity, if applicable)

Please sign exactly as the name(s) appears on the stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

--------------------------------------------------------------------------------

                                  APTIMUS, INC.
                       95 South Jackson Street, Suite 300
                            Seattle, Washington 98104

                         ANNUAL MEETING OF SHAREHOLDERS
                                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      The undersigned hereby appoints Timothy C. Choate and David H. Davis as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Aptimus, Inc. held of record by the undersigned at the close of business on April 18, 2003 at the Annual Meeting of Shareholders to be held on Tuesday, June 10, 2003, or any adjournment or postponement thereof.

________________________________________________________________________________

    Address Change/Comments (Mark the corresponding box on the reverse side)
________________________________________________________________________________



________________________________________________________________________________


--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^